PURCHASE AGREEMENT

     This Agreement is entered into this first day of March, 2002, by and between VOIP Telecom, INC., a Nevada corporation, with offices at 4126 Delp St., Memphis, TN 38118 (the Seller) and Universal Commerce Limited, a Turks & Caicos corporation, with offices at Temple Building, Tropicana Plaza, Leeward Highway, Providenciales, Turks & Caicos, British West Indies (the Buyer) are the parties to this Agreement.

                                    RECITALS

     A. VOIP Telecom, INC. is a public Nevada corporation and the owner of 100% of the common stock of Access Communications, INC.

     B. Access Communications, INC. is in the business of selling telecom related services.

     C. Universal Commerce Limited., is a private Turks & Caicos corporation and is desirous of acquiring Access Communications, INC.

     D. The parties are desirous of formalizing their Agreement.

NOW THEREFORE, IN CONSIDERATION OF THEIR MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

     1. Purchase and Exchange: VOIP Telecom, INC will sell to Universal Commerce Limited , Inc., 100% of the common stock of Access Communications, INC., with its ownership of interest in telecom equipment and services, a copy of which is attached hereto and made a copy hereof as Exhibit A, in exchange for a note receivable.

     2. Consideration: Universal Commerce Limited., a Turks & Caicos corporation will pay VOIP Telecom, INC. $399,056.82.

     3. Business Purpose: The parties acknowledge that the purpose of this transaction is to divest VOIP Telecom, INC. of any international telecom operations in order to concentrate on its own business and Universal Commerce Limiteds purchase is to expand into the telecom industry.
         .
     4. Default: In the event any party defaults in performing any of its duties or obligations under the Purchase Agreement, the party responsible for such default shall pay all costs incurred by any other party in enforcing its rights under this Agreement or in obtaining damages for such fees, whether incurred through legal action or otherwise and whether incurred before or after judgement.

     5. Notices: Any notice or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer or registered agent of a corporate party or may be given by depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties at the following addresses:

                               VOIP Telecom, INC.
                                  4126 Delp St.
                                Memphis, TN 38118

                           Universal Commerce Limited
                        Temple Building, Tropicana Plaza
                 Leeward Highway, Providenciales Turks & Caicos

     Any notice given by mail shall be deemed to be delivered on the date such notice is deposited in the U. S. mail. Any party may change its address for purposes of this Agreement by giving written notice to the other parties as provided above.

6. Binding: This Agreement shall be binding upon the parties hereto and upon their respective heirs, representatives, successors and assigns.

     7. Governing Law: This Agreement shall be governed by and construed under the laws of the State of Nevada.

     8. Authority: The officers executing this Agreement on behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Boards of Directors of their respective corporations.

     9. Signatures: This Agreement may be signed in counterparts.

     IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above.

VOIP TELECOM, INC.                                UNIVERSALCOMMERCE LIMITED



President                                    President



Secretary                                    Secretary




                                    EXHIBITS

     . Exhibit A- Schedule of Assets and Liabilities to be assumed by Universal Commerce Limited





                                    EXHIBIT A

Assets

Access Communications Assets                                    $     703,856.64
Voip A/R from Access Communications                             $     595,029.76
A/R Goldwin Ventures                                            $     150,000.00
A/R RIFA Industrial                                             $      60,000.00
A/R 5G Wireless                                                 $       3,622.34
A/R Global E-Comm                                               $     487,729.00
Total Assets                                                    $   2,000,237.74


Liabilities
Access Communications Liabilities                               $     814,011.04
Voip Accounts Payable                                           $     460,492.74
L/P Hsui_Yen                                                    $      15,000.00
L/P Rift Finance                                                $     165,000.00
L/P Chiang Koon Tan                                             $      65,000.00
L/P JBF Management                                              $      71,910.89
L/P Peter Chen                                                  $       6,500.00
Interest Payable Rift Finance                                   $       2,800.50
Interest Payable Peter Chen                                     $         465.75


Total Liabilities                                               $   1,601,180.92
     Plus any other liabilities that were undisclosed on the companies financial statements or in general by the companys prior management prior to Mr. B. Grant Hunter becoming the companys President. Items specifically identified by this item are the Cisco lease and the Keppell liability.